Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Bernard Perez, the Chief Executive Officer and Chief Financial Officer of Tidewater Resources Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the report on Form 10-QSB of Tidewater Resources Inc. for the quarterly period ended March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Tidewater Resources Inc.

Date:     June 9, 2008.
"Bernard Perez"
Bernard Perez President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a director

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